As filed with the Securities and Exchange Commission on February 16, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DERMA SCIENCES, INC.

(Exact Name of Registrant As Specified in Its Charter)

Pennsylvania	23-2328753
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Edward J. Quilty, President
214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies of all communications and notices to:

Raymond C. Hedger, Jr., Esq. Hedger & Hedger 2 Fox Chase Drive P.O. Box 915 Hershey, PA 17033 Tel: (717) 534-9993 Fax: (717) 534-9813	Stephen Zelnick, Esq. Kenneth S. Rose, Esq. Morse Zelnick Rose & Lander, LLP 405 Park Avenue, Suite 1401 New York, NY 10022 Tel: (212) 838-8040 Fax: (212) 838-9190

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ SEC File No. 333-163127

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,'' “accelerated filer'' and “smaller reporting company'' in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)(2)(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $.01 par value per share	$931,500	$66.42
Warrants to purchase common stock	N/A	N/A	(4)
Common stock underlying warrants	$341,550	$24.35
Underwriter’s warrants to purchase common stock	N/A	N/A	(4)
Common stock underlying underwriter’s warrants	$24,300	$1.73
Totals	$1,297,350	$92.50	(5)

(1)	In accordance with Rule 462(b) promulgated under the Securities Act an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Registration Statement on Form S-1 (File No. 333-163127), as amended, is hereby registered.
(2)	Pursuant to Rule 416 under the Securities Act, this registration statement also relates to an indeterminate number of additional shares of common stock which may be issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(3)	Includes shares of common stock which may be issued pursuant to the exercise of a 45-day option granted by the Registrant to the underwriter to cover over-allotments, if any.
(4)	In accordance with Rule 457(g) under the Securities Act, by virtue of the fact that the shares of the Registrant’s common stock underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.
(5)	Represents the registration fee only for the additional number of securities being registered. A filing fee of $617.00 was previously paid for the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-163127).

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-163127), originally filed by us with the Commission on November 16, 2009, and subsequently amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and exhibits. It is being filed for the sole purpose of registering an additional $1,297,350 of securities pursuant to Rule 462(b), which amount does not represent more than 20% of the maximum aggregate offering price set forth for the securities in the “Calculation of Registration Fee” table in the registration statement on Form S-1 (File No. 333-163127), as amended.

The information in the registration statement on Form S-1 (File No. 333-163127), as amended by Pre-Effective Amendment No. 5 thereto filed with the Commission on February 16, 2010, is incorporated by reference into this registration statement. The required opinions and consents are listed on the exhibit index attached hereto and filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 16th day of February, 2010.

DERMA SCIENCES, INC.
By: /s/ Edward J. Quilty Edward J. Quilty President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Edward J. Quilty or John E. Yetter, CPA as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits to be filed also, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date
/s/ Edward J. Quilty Edward J. Quilty	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 16, 2010
/s/ John E. Yetter, CPA John E. Yetter, CPA	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 16, 2010
/s/ Srini Conjeevaram Srini Conjeevaram	Director	February 16, 2010
/s/ Stephen T. Wills, CPA, MST Stephen T. Wills, CPA, MST	Director	February 16, 2010
/s/ James T. O’Brien James T. O’Brien	Director	February 16, 2010
/s/ C. Richard Stafford, Esq. C. Richard Stafford, Esq.	Director	February 16, 2010
/s/ Richard J. Keim Richard J. Keim	Director	February 16, 2010
/s/ Robert J. Moussa Robert J. Moussa	Director	February 16, 2010
/s/ Bruce F. Wesson Bruce F. Wesson	Director	February 16, 2010

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Form of Securities Underwriting Agreement (previously filed as Exhibit 4.1 to registration statement on Form S-1/A No. 333-163127 filed February 16, 2010 and incorporated by reference herein)
4.2	Form of Stock Purchase Warrant (previously filed as Exhibit 4.2 to registration statement on Form S-1/A No. 333-163127 filed February 16, 2010 and incorporated by reference herein)
5	Opinion of Hedger & Hedger regarding the legality of the securities being registered
23.1	Consent of Ernst & Young LLP
23.2	Consent of Hedger & Hedger (included in its opinion filed as Exhibit 5)